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*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.


                                                                    EXHIBIT 10.6

SELECTION AGREEMENT

This Selection Agreement (this "Agreement") is effective as of February 24, 1999 ("the EFFECTIVE DATE") by and between Ixsys, Inc., a Delaware corporation, having an address at 3520 Dunhill Road, San Diego, CA 92121 ("IXSYS"), and MedImmune, Inc. a Delaware Corporation, having offices at 35 West Watkins Mill Road, Gaithersburg, MD 20878 ("MEDIMMUNE").

WHEREAS, MEDIMMUNE desires to have IXSYS perform certain research and development with respect to certain antibodies yet to be determined; and

WHEREAS, IXSYS desires to perform such research and development on the terms and conditions of this Agreement. NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

SECTION 1 - Antibody Selection.

1.1 Within twenty four (24) months after the EFFECTIVE DATE, MEDIMMUNE shall designate by written notice to IXSYS, two (2) antibodies for which MEDIMMUNE desires to have IXSYS perform separate research and development programs (each, a "PROGRAM") to modify such antibodies.

1.2 The written notice described in Section 1.1 for each PROGRAM shall specify the following:

(a) the identity and sequence of the antibody;

(b) the identity of the desired target ligand;

(c) the desired assay by which to measure the specificity and affinity of the antibody and modifications to such antibody developed under the applicable PROGRAM;

(d) the personnel resources (specified as the number of full time equivalent personnel) to be expended by Ixsys under the applicable PROGRAM, which shall not be less than *** or more than *** without the prior written consent of IXSYS; and

(e) the term of the applicable PROGRAM, which shall not be less than *** months or more than *** months without the prior written consent of IXSYS.

1.3 Within thirty (30) days after MEDIMMUNE delivers to IXSYS the written notice described in Section 1.1 for a PROGRAM, the parties shall duly execute and deliver a Research and Assignment and License Agreement in the form attached hereto as Appendix A, with the blanks on Exhibit 1 thereto completed as provided above and only those modifications as the parties mutually agree in writing.

SECTION 2 - Assignment; Successors.

2.1 This Agreement shall not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either of the parties without the prior written consent of the other party (which consent shall


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

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not be unreasonably withheld); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 2.1 shall be void.

2.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MEDIMMUNE and IXSYS.

SECTION 3 - General Provisions.

3.1 The relationship between IXSYS and MEDIMMUNE is that of independent contractors. IXSYS and MEDIMMUNE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. IXSYS shall have no power to bind or obligate MEDIMMUNE in any manner. Likewise, MEDIMMUNE shall have no power to bind or obligate IXSYS in any manner.

3.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

3.3 This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.

3.4 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

3.5 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

3.6 Any notices given pursuant to this Agreement shall be in writing, delivered by any means, addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

        To MEDIMMUNE:        MedImmune, Inc.
                             35 West Watkins Mill Road
                             Gaithersburg, MD 20878

        Copy to:             Carella, Byrne, Bain, Gilfillan,
                               Cecchi, Stewart & Olstein
                             6 Becker Farm Road
                             Roseland, New Jersey 07068

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                             Fax No. (973) 994-1744
                             Attn: Elliot M. Olstein, Esq.

        To IXSYS:            Ixsys, Inc.
                             3520 Dunhill Road
                             San Diego, CA  92121
                             Attention:  President

        Copy to:             Pillsbury Madison & Sutro LLP
                             235 Montgomery Street, 16th Floor
                             San Francisco, California 94104
                             Attention: Thomas E. Sparks, Jr.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

IXSYS, INC.                                            MEDIMMUNE, INC.


By: /s/ Janine M. Taylor                           By:  /s/ David M. Mott

Name: Janine M. Taylor                             Name: David M. Mott

Title: President & Chief                           Title: Vice Chairman &
Operating Officer                                  Chief Financial Officer


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